UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a‑12

FAIRPOINT COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)
. (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STATEMENT OF FAIRPOINT COMMUNICATIONS

FairPoint has a proven record of open communications with its shareholders and welcomes input toward the goal of improving long-term value. We have engaged in a longstanding dialogue with Maglan, including numerous discussions between Maglan and members of our Board and management team and a presentation by Maglan to the full Board of Directors in August. We are pleased with our significant progress executing on our four pillar strategy to enhance sustainable value for all FairPoint shareholders and we will continue to act in the best interests of FairPoint and its stakeholders.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

FairPoint Communications, Inc. (the "Company"), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company's 2014 Annual Meeting of Shareholders (the "2014 Annual Meeting"). The Company plans to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the 2014 Annual Meeting (the "2014 Proxy Statement"). Additional information regarding the identity of these potential participants, none of whom owns in excess of 2 percent of the Company's shares (other than Angelo, Gordon & Co., who owns approximately 19.4% of the outstanding shares, and an employee of whom serves on the Company's Board of Directors), and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2014 Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting. This information can also be found in the Company's definitive proxy statement for its 2013 Annual Meeting of Shareholders (the "2013 Proxy Statement"), filed with the SEC on April 18, 2013, or the Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 7, 2013 (the "Form 10-K"). To the extent holdings of the Company's securities have changed since the amounts printed in the 2013 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SHAREHOLDERS ARE URGED TO READ THE 2014 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2013 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2014 Proxy Statement (when filed), 2013 Proxy Statement, Form 10-K and any other documents (including the WHITE proxy card) filed or to be filed by the Company with the SEC in connection with the 2014 Annual Meeting at the SEC's website (http://www.sec.gov) or at the Company's website (http://www.fairpoint.com) or by writing to the Company's Secretary at 521 East Morehead Street, Suite 500, Charlotte, NC 28202.